                                                                    EXHIBIT 10.1

                                       COR
                             COR Therapeutics, Inc.
--------------------------------------------------------------------------------

                           1991 Equity Incentive Plan
                             Stock Option Agreement

     COR Therapeutics, Inc. (the "Company"), pursuant to its 1991 Equity Incentive Plan (the "Plan"), has granted to you, the optionee named on page 1 of this Notice of Grant of Stock Options and Option Agreement, an option to purchase shares of the common stock of the Company ("Common Stock"). This option may be intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees, directors, and consultants. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

1. The total number of shares of Common Stock subject to this option is indicated on page 1 of this Notice of Grant of Stock Options and Option Agreement. Subject to the limitation contained herein, this option shall be exercisable on or after the date of vesting applicable to each installment as shown on the vesting schedule on page 1 of this Notice of Grant of Stock Options and Option Agreement.

2. (a) The exercise price of this option is indicated on page 1 of this Notice of Grant of Stock Options and Option Agreement and is not less than the fair market value of the Common Stock on the date of grant of this option.

     (b) Payment of the exercise price is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:
          (i)   Payment in cash (including check) at the time of exercise;
          (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sale proceeds;
          (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances, or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or
          (iv)  Payment by a combination of the above methods.

3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100) shares, except (a) as to an installment subject to exercise, as set forth in paragraph 1 above, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option, this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1993, as amended (the "Securities Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and the registration or qualification requirements of applicable state securities laws.

5. The term of this option commences on the date of grant as indicated on page 1 of this Notice of Grant of Stock Options and Option Agreement and expires at close of business on the "Expiration Date," which is the day before the tenth anniversary of the date of grant, unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised after the Expiration Date. This option shall terminate prior to the Expiration Date on the date which is three (3) months after the termination of your employment with or service as a consultant to the Company or an Affiliate for any reason or no reason unless:
     (a) Your termination of employment or consulting relationship is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event this option will expire on the earlier of the Expiration Date set forth above or one (1) year following such termination of employment or consulting relationship; or
     (b) Your termination of employment or consulting relationship is due to your death, in which event this option will expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death; or
     (c) During any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event this option will not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after your termination of employment or consulting relationship; or
     (d) Exercise of this option within the three (3) months after termination of your employment or consulting relationship would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, in which event this option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability, or (iii) six (6) months and ten (10) days after the termination of your employment with or service as a consultant to the Company or an Affiliate.

     However, this option may be exercised following termination of your employment or consulting relationship only as to that number of shares as to which it was exercisable on the date of termination of your employment or consulting relationship under the provisions of paragraph 1 of this option.

6. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

     (b) By exercising this option you agree that, as a precondition to the completion of any exercise of this option:
          (i) the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option, (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (3) the disposition of shares acquired upon such exercise; and
          (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are transferred upon exercise of this option.

7. This option is not transferable, except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in this option shall obligate the Company or any Affiliate, or their respective directors, officers, or employees, to continue any relationship which you might have as a consultant to the Company or an Affiliate.

9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified in the Company records or at such other address as you hereafter designate by written notice to the Company.

10. This option is subject to all the provisions of the Plan, a copy of which is available upon request, and its provisions are hereby made a part of this option, including, without limitation, the provisions of paragraph 5 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules, and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.